                                                  REGISTRATION NO. _____________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         TARRAGON REALTY INVESTORS, INC.


--------------------------------------------------------------------------------
        (Exact name of registrant as specified in governing instruments)

             Nevada                                             94-2432628
--------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


3100 Monticello Avenue, Suite 200, Dallas, Texas                    75205
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


          Amended and Restated Independent Director Share Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


                            William S. Friedman, Esq.
                   280 Park Avenue, East Building, 20th Floor
                            New York, New York 10017
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                      (212) 949-5000 o (212) 949-8001 (Fax)
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:
                             Steven C. Metzger, Esq.
                         Prager, Metzger & Kroemer PLLC
                           2626 Cole Avenue, Suite 900
                               Dallas, Texas 75204
                      (214) 969-7600 o (214) 523-3838 (Fax)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                             Proposed
                                                     Proposed                maximum
 Title of securities         Amount to be         maximum offering      aggregate offering          Amount of
  to be registered          registered (1)       price per units(s)          price (2)        registration fee (2)
--------------------------------------------------------------------------------------------------------------------
Tarragon Realty                191,164           $4.61-$11.00           $1,521,651.76          $401.72
Investors, Inc.                Shares
Common Stock, par
value $0.01 per share
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate additional amount of shares of common stock to be offered or sold pursuant to the anti-dilution provisions of the Amended and Restated Independent Director Share Option Plan.

(2) Calculated based on 191,164 shares subject to options issued under the Amended and Restated Independent Director Share Option Plan at exercise prices ranging from $4.61 to $11.00 per share, and the remaining 72,633 shares at a price per share calculated on the basis of the closing sales price per share, as reported on NASDAQ on May 5, 2000 of $9.875, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         We incorporate by reference the following documents, which we have previously filed with the SEC (File No. 0-8003):

         1. Tarragon's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         2. Description of Tarragon's common stock set forth in a registration statement on Form 8-B, filed with the SEC on August 20, 1997 (File No. 000-22999).

         3. All reports which we have filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1999.


         All documents which we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicate that all of the shares of common stock offered have been sold or which de-registers all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Tarragon's Articles of Incorporation provide that it "shall indemnify to the fullest extent authorized or permitted by law . . . any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent" of Tarragon. Further, Tarragon's Bylaws provide that "[e]ach officer, director or employee . . . shall be indemnified . . . to the full extent permitted under Chapter 78 of the Nevada Revised Statutes . . . and other applicable law."

         Pursuant to the NRS, a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The NRS further provides that a corporation may indemnify persons for attorneys' fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. A corporation may also indemnify directors for amounts paid in judgments and settlements in such a suit, but only if ordered by a court after determining that the person is "fairly and reasonably" entitled to indemnity.

         Under the Management Liability Provision of Tarragon's Articles of Incorporation, directors do not have personal liability to Tarragon or to its stockholders for monetary damages for any breach of their fiduciary duties as directors (including, without limitation, any liability for gross negligence in the performance of their duties), except

         o for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or

         o        for the payment of dividends in violation of NRS 78.300.

         By precluding personal liability for certain breaches of fiduciary duty, including grossly negligent business decisions made in connection with evaluating takeover proposals to acquire Tarragon, the Management Liability Provision supplements indemnification rights afforded under Tarragon's Articles of Incorporation and Bylaws which provide, in substance, that Tarragon shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the NRS and other applicable laws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tarragon under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by Tarragon of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against Tarragon by any director, officer or controlling person in connection with the securities being registered, Tarragon will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


  Exhibit
Designation                               Description
-----------                               -----------
     1.1 Articles of Incorporation of Vinland Property Corporation as filed with and endorsed by the Secretary of State of California on July 22, 1997 (incorporation by reference is made to Exhibit 3.1 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10, 1997).

     1.2          Articles of Incorporation of Tarragon Realty Investors, Inc.
                  filed with and approved by the Secretary of State of Nevada on April 2, 1997 (incorporation by reference is made to Exhibit
                  3.2 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10, 1997).

     1.3 Bylaws of Tarragon Realty Investors, Inc. as adopted April 3, 1997 (incorporation by reference is made to Exhibit 3.3 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10, 1997).

     1.4 Agreement and Plan of Merger dated July 24, 1997 of Vinland Property Corporation and Tarragon Realty Investors, Inc. (incorporation by reference is made to Exhibit 3.4 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10,
                  1997).

     1.5 Articles of Merger of Vinland Property Corporation into Tarragon Realty Investors, Inc. as filed with and approved with the Secretary of State of Nevada July 25, 1997 (incorporation by reference is made to Exhibit 3.5 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10,
                  1997).

     1.6 Articles of Incorporation of National Income Realty Corporation filed with and approved by the Secretary of State of California on November 23, 1998 (incorporation by reference is made to Exhibit 3.8) to Form 8-K of Tarragon Realty Investors, Inc. for event reported November 24, 1998).

     1.7 Agreement and Plan of Merger dated June 5, 1998 between Tarragon Realty Investors, Inc. and National Income Realty Trust (incorporation by reference is made to Exhibit 2.1 to Form 8-K of Tarragon Realty Investors, Inc. for event reported June 5, 1998).

  Exhibit
Designation                               Description
-----------                               -----------

     1.8 Articles of Merger of National Income Realty Corporation into Tarragon Realty Investors, Inc. as filed with and approved by the Secretary of State of Nevada November 24, 1998 (incorporation by reference is made to Exhibit 3.9 to Form 8-K of Tarragon Realty Investors, Inc. for event reported November 24, 1998).

     4.1 Indenture Agreement dated September 15, 1993 between Vinland Property Trust and American Stock Transfer and Trust Company (incorporation by reference is made to Exhibit 4.7 to Registration Statement No. 33-66294 on Form S-11).

     4.2 Amended and Restated Independent Director Share Option and Incentive Plan, as adopted July 21, 1995 and amended July 25, 1997 and November 24, 1998 (attached to the Prospectus as Appendix A).

    *5.1 Form of opinion of Prager, Metzger & Kroemer PLLC as to the legality of the securities.

    *5.2 Form of opinion of Lewis and Roca, LLP as to the legality of the securities.

    23.1          Consent of Prager, Metzger & Kroemer PLLC (included in Exhibit
                  5.1)

    23.2          Consent of Lewis and Roca, LLP (included in Exhibit 5.2)

   *23.3          Consent of Arthur Andersen LLP.

    24.1          Power of Attorney (set forth on signature page).

----------------
         * Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from the registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in the Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 8, 2000.

                                        TARRAGON REALTY INVESTORS, INC.

                                        By: /s/ William S. Friedman
                                            ----------------------------------
                                            William S. Friedman, President,
                                            Chief Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement constitutes and appoints each of William S. Friedman and Erin D. Davis, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement of Tarragon Realty Investors, Inc. and to file same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, or any of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                                              TITLE                            DATE
                                                        Chairman of the Board of Directors
/s/ Carl B. Weisbrod                                               and Director                              May 2, 2000
--------------------------------------------
Carl B. Weisbrod
                                                      President, Chief Executive Officer and
/s/ William S. Friedman                               Director (Principal Executive Officer)                 May 8, 2000
--------------------------------------------
William S. Friedman
                                                        Executive Vice President and Chief
/s/ Erin D. Davis                                     Financial Officer (Principal Financial                 May 8, 2000
--------------------------------------------                 and Accounting Officer)
Erin D. Davis

/s/ Chester Beck                                                     Director                                May 2, 2000
--------------------------------------------
Chester Beck

/s/ Willie K. Davis                                                  Director                                May 8, 2000
--------------------------------------------
Willie K. Davis

/s/ Sally Hernandez-Pinero                                           Director                                May 8, 2000
--------------------------------------------
Sally Hernandez-Pinero

/s/ Lance Liebman                                                    Director                                May 2, 2000
--------------------------------------------
Lance Liebman

/s/ Robert C. Rohdie                                                 Director                                May 4, 2000
--------------------------------------------
Robert C. Rohdie

/s/ Lawrence G. Schafran                                             Director                                May 8, 2000
--------------------------------------------
Lawrence G. Schafran

/s/ Raymond V.J. Schrag                                              Director                                May 8, 2000
--------------------------------------------
Raymond V. J. Schrag

/s/ Michael E. Smith                                                 Director                                May 2, 2000
--------------------------------------------
Michael E. Smith

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                    DESCRIPTION
--------                                  -----------
     1.1          Articles of Incorporation of Vinland Property Corporation as
                  filed with and endorsed by the Secretary of State of
                  California on July 22, 1997 (incorporation by reference is made to Exhibit 3.1 to Form 8-K of Tarragon Realty Investors,
                  Inc. for event reported July 10, 1997).

     1.2          Articles of Incorporation of Tarragon Realty Investors, Inc.
                  filed with and approved by the Secretary of State of Nevada on April 2, 1997 (incorporation by reference is made to Exhibit
                  3.2 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10, 1997).

     1.3          Bylaws of Tarragon Realty Investors, Inc. as adopted April 3,
                  1997 (incorporation by reference is made to Exhibit 3.3 to Form 8-K of Tarragon Realty Investors, Inc. for event reported
                  July 10, 1997).

     1.4          Agreement and Plan of Merger dated July 24, 1997 of Vinland
                  Property Corporation and Tarragon Realty Investors, Inc.
                  (incorporation by reference is made to Exhibit 3.4 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10,
                  1997).

     1.5          Articles of Merger of Vinland Property Corporation into
                  Tarragon Realty Investors, Inc. as filed with and approved with the Secretary of State of Nevada July 25, 1997
                  (incorporation by reference is made to Exhibit 3.5 to Form 8-K of Tarragon Realty Investors, Inc. for event reported July 10,
                  1997).

     1.6          Articles of Incorporation of National Income Realty
                  Corporation filed with and approved by the Secretary of State of California on November 23, 1998 (incorporation by reference is made to Exhibit 3.8) to Form 8-K of Tarragon Realty
                  Investors, Inc. for event reported November 24, 1998).

     1.7          Agreement and Plan of Merger dated June 5, 1998 between
                  Tarragon Realty Investors, Inc. and National Income Realty
                  Trust (incorporation by reference is made to Exhibit 2.1 to Form 8-K of Tarragon Realty Investors, Inc. for event reported
                  June 5, 1998).

     1.8          Articles of Merger of National Income Realty Corporation into
                  Tarragon Realty Investors, Inc. as filed with and approved by the Secretary of State of Nevada November 24, 1998
                  (incorporation by reference is made to Exhibit 3.9 to Form 8-K of Tarragon Realty Investors, Inc. for event reported November
                  24, 1998).

     4.1          Indenture Agreement dated September 15, 1993 between Vinland
                  Property Trust and American Stock Transfer and Trust Company
                  (incorporation by reference is made to Exhibit 4.7 to Registration Statement No. 33-66294 on Form S-11).

     4.2          Amended and Restated Independent Director Share Option and
                  Incentive Plan, as adopted July 21, 1995 and amended July 25,
                  1997 and November 24, 1998 (attached to the Prospectus as
                  Appendix A).

    *5.1 Form of opinion of Prager, Metzger & Kroemer PLLC as to the legality of the securities.

    *5.2 Form of opinion of Lewis and Roca, LLP as to the legality of the securities.

    23.1          Consent of Prager, Metzger & Kroemer PLLC (included in Exhibit
                  5.1)

    23.2          Consent of Lewis and Roca, LLP (included in Exhibit 5.2)

   *23.3          Consent of Arthur Andersen LLP.

    24.1          Power of Attorney (set forth on signature page).

----------------
         * Filed herewith.